EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-2 filed on Form S-1 of PDG Environmental, Inc. of our report dated April 15, 2005 relating to the consolidated financial statements of PDG Environmental, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended January 31, 2005. We also consent to the reference to our Firm in the Experts section of this registration statement.
/s/ Parente Randolph, LLC
Pittsburgh, Pennsylvania
May 30, 2007